UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2024

XERIS BIOPHARMA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40880	87-1082097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1375 West Fulton Street, Suite 1300
Chicago, Illinois 60607
(Address of principal executive offices, including zip code)

(844) 445-5704
(Registrant's telephone number, including area code)

(Not applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐		Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐		Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐		Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐		Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	XERS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
On July 8, 2024, Xeris Biopharma Holdings, Inc. (the “Company”) issued a press release announcing certain preliminary results for the quarter ended June 30, 2024. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 8, 2024, the Company announced that, effective August 1, 2024 (the “Transition Date”), Paul R. Edick will transition from his role as Chief Executive Officer and Chairman of the Board of Directors of the Company (the “Board”) and will become a Senior Advisor to the Company. Mr. Edick will serve as a Senior Advisor through February 1, 2026.
On the same date, the Company announced that John Shannon, currently the Company’s President and Chief Operating Officer, has been appointed by the Board to serve as the Company’s Chief Executive Officer, effective as of the Transition Date. In connection with his appointment as Chief Executive Officer, Mr. Shannon will replace Mr. Edick as the Company’s principal executive officer. Additionally, on the same date, the Company announced that Marla S. Persky, currently a Class III director of the Company, has been appointed by the Board to serve as the Chairperson of the Board, effective as of the Transition Date.
The Board also approved the appointment of Mr. Shannon as a Class III director, effective as of the Transition Date. Mr. Shannon will serve as a Class III director of the Company until the Company’s 2027 annual meeting of stockholders. The Board believes Mr. Shannon is qualified to serve as a member of the Board because of his extensive experience in the pharmaceutical industry and his intimate understanding of the Company’s business and strategy. No arrangement or understanding exists between Mr. Shannon and any other person pursuant to which Mr. Shannon was selected as a director of the Company.
On July 7, 2024, Mr. Edick entered into a transition agreement with the Company (the “Transition Agreement”) and general release of claims, subject to the terms of which, including the requirement that Mr. Edick does not revoke a general release of claims against the Company, effective as of the Transition Date: (i) Mr. Edick will receive severance pursuant to the terms of his employment agreement, including (A) monthly payments equal to 1.5 times the sum of Mr. Edick’s base salary plus his target annual incentive compensation, for 18 months following the Transition Date, (B) a pro rata bonus for fiscal year 2024, and (C) a COBRA subsidy for 18 months following the Transition Date, (ii) Mr. Edick will resign from his position as Chief Executive Officer, Mr. Edick will no longer be an employee of the Company or serve as a member of the Board but he shall serve as a Senior Advisor to the Company through February 1, 2026, and (iii) Mr. Edick will continue to vest in his outstanding RSUs through the end of the advisory period provided he continues to provide services to the Company during that period, and the date for Mr. Edick to exercise any stock options that are vested will be extended until the original expiration date of the option.
On July 7, 2024, Mr. Shannon entered into a second amended and restated employment agreement with the Company (the “Shannon Agreement”) pursuant to which he will receive an annual base salary of $680,000 and his target annual incentive compensation shall be 65% of his annual base salary. In connection with his appointment, Mr. Shannon will be granted, effective on the Transition Date, (i) 250,000 restricted stock units, which shall vest ratably in annual installments over three years following the date of grant, and (ii) 300,000 stock appreciation rights, which shall vest in full and automatically be exercised on the second anniversary of the date of grant, both such grants subject to continued service through each applicable vesting date. The Shannon Agreement provides that, in the event that his employment is terminated by the Company without “cause” or he resigns for “good reason,” subject to the execution and effectiveness of a separation agreement and release, he will be entitled to receive (i) an amount equal to (x) 1.5 times the sum of Mr. Shannon's base salary plus his target annual incentive compensation if such termination is not within 12 months of a “change in control” or (y) 2.0 times the sum of Mr. Shannon's base salary plus his target incentive compensation if such termination is within 12 months of a “change in control,” (ii) a pro rata bonus for the fiscal year in which the termination occurs and (iii) reimbursement of COBRA premiums for health benefit coverage for him in an amount equal to the monthly employer contribution that the Company would have made to provide health insurance to Mr. Shannon had he remained employed with the Company for up to 18 months. In addition, if within 12 months following a “change in control,” Mr. Shannon is terminated by the Company without “cause” or he resigns for “good reason,” Mr. Shannon will be entitled to up to three months of outplacement services and all time-based stock options and other time-based stock-based awards held by Mr. Shannon will accelerate and vest immediately and the post-termination exercise period with respect to any vested options shall be extended to the earlier of the expiration date of such options or 24 months following the termination date.
The foregoing descriptions of the Transition Agreement and the Shannon Agreement are qualified in their entirety by reference to the complete text of each such agreement, which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and incorporated by reference herein.
Biographical information regarding Mr. Shannon is set forth in the Company’s proxy statement for its 2024 annual meeting of stockholders, as filed with the U.S. Securities and Exchange Commission on April 23, 2024, and such information is incorporated by reference herein. No arrangement or understanding exists between Mr. Shannon and any other person pursuant to which Mr. Shannon was selected to serve as Chief Executive Officer. There have been no related party transactions between the Company or any of its subsidiaries and Mr. Shannon reportable under Item 404(a) of Regulation S-K. Mr. Shannon has no family relationships with any of our directors or executive officers.

Item 7.01. Regulation FD Disclosure.
A copy of the Company’s press release announcing the foregoing is attached to this Current Report on Form 8-K as Exhibit 99.1. The information in this Item 7.01 and in Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference to such filing.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1	Transition Agreement, dated as of July 7, 2024, by and between the Registrant and Paul R. Edick
10.2	Second Amended and Restated Employment Agreement, dated as of July 7, 2024, by and between the Registrant and John Shannon
99.1	Press release dated May 9, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2024	Xeris Biopharma Holdings, Inc.

	By:	/s/ Steven M. Pieper
Name: Steven M. Pieper
Title: Chief Financial Officer